                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12


                              TB Wood's Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:


            --------------------------------------------------------------------

         5) Total fee paid:

            --------------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            --------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
         3) Filing Party:


            --------------------------------------------------------------------

         4) Date Filed:

            --------------------------------------------------------------------

                               [GRAPHIC OMITTED]
                                   TB Wood's

                         NOTICE OF ANNUAL MEETING OF THE
                                 STOCKHOLDERS OF
                              TB WOOD'S CORPORATION

TO THE STOCKHOLDERS OF
TB WOOD'S CORPORATION:

         The Annual Meeting of Stockholders of TB Wood's Corporation (the "Company") will be held at The Ritz-Carlton Hotel, Ten Avenue of the Arts, Philadelphia, Pennsylvania 19102, April 23, 2003, commencing at 10:00 a.m. for the following purposes:

         1. To elect two directors to the Board of Directors to serve for a term ending at the 2006 Annual Meeting and until their successors have been elected and qualified, and;

         2. To ratify the Board's selection of the firm of Grant Thornton LLP as auditors of the Company.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders who will be entitled to notice of, and vote at, the Annual Meeting, or any adjournment thereof, is March 3, 2002. The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please execute the enclosed proxy and mail it promptly. Should you attend the meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                          TB WOOD'S CORPORATION


                                          By:
                                                  Thomas F. Tatarczuch
                                                  Corporate Secretary
Chambersburg, Pennsylvania
March 17, 2003

                              TB WOOD'S CORPORATION
                 440 North Fifth Avenue, Chambersburg, PA 17201

                                 PROXY STATEMENT

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 2003

         This proxy statement is furnished to the stockholders of TB Wood's Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, April 23, 2003, at 10:00 a.m. at The Ritz-Carlton Hotel, Ten Avenue of the Arts, Philadelphia, Pennsylvania and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the "Board") does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 17, 2003.

         Whether or not you expect to be personally present at the Annual Meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company. All shares of TB Wood's Corporation common stock, par value $.01 per share (the "Common Stock") represented by duly executed proxies in the accompanying form will be voted as directed unless proxies are properly revoked prior to the voting thereof. If the proxy is signed and returned without any direction given, shares will be voted FOR the election of the nominees of the Board and FOR the ratification of the Board's selection of the firm of Grant Thornton LLP as auditors of the Company.

         The close of business on March 3, 2003 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to be voted at the Annual Meeting 5,245,492 shares of Common Stock. The holders of the Common Stock will be entitled to one vote for each share of Common Stock held of record on the Record Date.


         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 27, 2002, accompanies this proxy statement.

         The solicitation of this proxy is made by the Board. The solicitation will be by mail and the expense thereof will be paid by the Company. Solicitation of proxies may be made by telephone or telefax by directors, officers or other employees or agents of the Company.


PROPOSAL ONE: ELECTION OF DIRECTORS

         At the Annual Meeting, two directors of the Company are to be elected for a term ending at the 2006 Annual Meeting of Stockholders, or until their respective successor have been elected and have been qualified. Certain information with respect to the nominees for election as directors, and the other directors whose terms of office as directors will continue after the Annual Meeting, is set forth below. Should the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board may recommend.

         Information Regarding the Nominees for Directors to be Elected in 2003 for a Term Ending in 2006

Second Class
------------

         Michael L. Hurt - President and Director of the Company, Age 57, present term expires 2003; Director and President of the Company since its formation in 1995; President and a Director of TB Wood's Incorporated ("TBWI") since January 1991. Before joining the Company, Mr. Hurt spent 23 years at The Torrington Company, a subsidiary of Ingersoll-Rand Corp. Mr. Hurt is a Registered Professional Engineer and holds an MBA from Clemson-Furman University and a BSME from Clemson University.

         Rick Lazio - Director of the Company, Age 44, present term expires 2003. Mr. Lazio was appointed by the Board of Directors in January 2003 to fill the remaining term of Robert J. Dole's directorship following Mr. Dole's resignation due to time constraints. Mr. Lazio is the President and Chief Executive Officer of the Financial Services Forum, an organization formed in 2000 by the chief executive officers of twenty of the largest financial institutions to shape the financial future of the nation. Prior to that Mr. Lazio served as a member of the US House of Representatives from 1992 to 2000. He is a graduate of Vassar College and the American University Law School. He is a director of Polaroid Corp., Save the Sound, and World Rehabilitation Fund. He also devotes considerable time to The Ad Council, United Cerebral Palsy and the Audubon Society.

         The Board recommends a vote FOR the election of the two nominees set forth above.


PROPOSAL TWO: SELECTION OF AUDITOR

         During 2002 Arthur Andersen LLP ("Andersen") the Company's auditor ceased operations. The Board solicited proposals from six international firms of independent public accountants to serve as auditor of the Company. After evaluation of the proposals and a determination as to which firm of independent public accountants could best serve the Company, the Board selected Grant Thornton LLP ("Thornton") as the Company's auditor for 2002. The Board recommends that the stockholders ratify the selection of Grant Thornton LLP as the Company's auditor for 2003.

         Before the Audit Committee recommended to the Board the appointment of Thornton, it carefully considered the qualifications of that firm, their reputation for integrity and for competence in the fields of accounting and auditing and their ability to meet the geographic needs of the Company. Representatives of Thornton will be present at the Annual Meeting to respond to appropriate questions and make a statement, if they desire to do so.

                                   Audit Fees
                                   ----------

         The aggregate fees billed by Andersen during 2002 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 28, 2001 and for the reviews of the financial statements included in the Company's First Quarter Report for 2002 on Form 10-Q were $160,052. For 2001, Andersen's aggregate audit fees were $195,700. The aggregate fees billed by Thornton during 2002 for professional services rendered for the review of the Company's Second and Third Quarter Report for 2002 on Form

10-Q and for interim audit work for the Company's annual financial statements for the year ended December 27, 2002 were $26,642.

                                 Aggregate Fees
                                 --------------

         The aggregate fees billed by Andersen during 2002 for tax services rendered to the Company were $46,083. Andersen's aggregate fees for tax services for 2001 were $139,800. The aggregate fees billed by Thornton during 2002 for tax services rendered to the Company were $25,169. The tax services rendered to the Company by Thornton during 2002 were approved by the Audit Committee in advance.

         In making its recommendation to ratify the appointment of Thornton as the Company's auditor for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by Thornton are compatible with maintaining the independence of Thornton.

         The Board recommends a vote FOR the ratification of the selection of Grant Thornton LLP as the auditors of the Company

INFORMATION REGARDING THE DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AND WHOSE TERMS CONTINUE BEYOND 2002.

First Class (term expires in 2005)
----------------------------------

         Thomas C. Foley - Chairman of the Board and Director of the Company, Age 51, Director and Chairman of the Company since its formation in 1995; served as Chairman of the Board of Directors of TBWI since December 1986. Mr. Foley is also a director of The NTC Group, Inc., a private investment firm, and of Stevens Aviation, Inc. Mr. Foley holds an AB from Harvard College and an MBA from Harvard Business School. Mr. Foley was elected at the 2002 Annual Meeting.

         Frank D. Osborn - Director of the Company, Age 55, Mr. Osborn, has been President and CEO of Qantum Communications Corporation since July 2002. From May 1999 to March 2002 he was President and CEO of Aurora Communications. From 1997 to 1998, he was President and CEO of Southern Star Communications and Managing Director of Capstar Broadcasting. From 1985 to 1997, he was President and CEO of Osborn Communications. Mr. Osborn has extensive experience within the radio and television industry as an owner, operator, and manager of multi-broadcast stations through out the United States. Mr. Osborn has a BA from The University of Pennsylvania and a MBA from The Wharton School. Mr. Osborn was elected at the 2002 Annual Meeting.

Third Class (term expires in 2004)
----------------------------------

         James R. Swenson - Age 63, is the former Group Chief Executive of the Industrial Automation Division of Invensys plc, having served in that capacity from 1999 to March 2000. For BTR plc, a predecessor company to Invensys plc, Mr. Swenson was the Group Managing Director of the Power Drives Group from 1998 to 1999 and the President - Group Chief Executive from 1994 to 1998. Mr. Swenson spent most of his career with Rexnord Corporation and was its Chairman and CEO when it merged with BTR plc in 1994. Mr. Swenson holds a BS in Economics from the University of Wisconsin, Milwaukee. Mr. Swenson was elected at the 2001 Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

         The Board currently consists of five members classified into three classes. One class of directors is elected each year and the members of such class hold office for a three-year term or until their successors are duly elected and qualified. There were four meetings of the Board during 2002.

         The Company had no standing nominating committee during 2002. The Company has an Audit Committee that reports to the Board and provides assistance to the Board in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board in connection with the services rendered by the Company's independent accountants. Messrs. Swenson, Osborn and Lazio, who are independent directors, serve on the Audit Committee. The Audit Committee held eight meetings in 2002. The Compensation Committee reports to the Board and is responsible for the review of executive compensation. Messrs. Swenson, Lazio and Osborn also serve on the Compensation Committee. The Compensation Committee held one meeting in 2002.

         Mr. Swenson attended 100% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the periods that he served. Mr. Osborn attended 66.7% of the aggregate meetings held by the Board and 80% of the aggregate meetings held by the committees of the Board on which he served during the period he served. Mr. Lazio attended 100% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the period that he served.

         Director Nomination Procedures

         Nominations for election of directors of the Company may be made by the Board or by any stockholder entitled to vote in the election of directors. The Company's Bylaws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company no later than 60 days in advance of the meeting of stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Company's Bylaws further require that the notice by the stockholder set forth certain information concerning such stockholder and such stockholder's nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

         Compensation of Directors

         The Company paid an aggregate of $88,500 of directors' fees in fiscal year 2002 to directors who were not employees or officers of the Company. Each outside Director receives an annual fee of $30,000, a meeting attendance fee of $1,000 and reimbursement of applicable travel and other expenses. Directors who are employees of the Company do not receive additional compensation for serving on the Board or committees of the Board.

MANAGEMENT

         Executive officers are appointed by, and serve at, the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company. The current executive officers of the Company, each of whom is elected for a term of one year or until his successor is duly elected and qualified, are:

            Name                 Age    Title
            ----                 ---    -----

Thomas C. Foley                  51     Chairman of the Board

Michael L. Hurt                  57     President and Director

Willard C. Macfarland, Jr.       47     Vice President/General Manager Mechanical Business

Preben H. Petersen               54     Vice President/General Manager Electronics Business

Thomas F. Tatarczuch             57     Vice President, Finance and Secretary

Michael H. Iversen               59     President of T. B. Wood's Canada Ltd.

Harold L. Coder, III             51     Vice President, Sales

James E. Williams                55     Vice President, Global Electronic Operations


         Mr. Macfarland has been Vice President/General Manager Mechanical Business since July 2001. Prior to that he served as Vice President-International of the Company since its formation and of TBWI since August 1994. Mr. Macfarland's previous assignment was President of TBWC from August 1994 to March 1998. From 1989 to August 1994, Mr. Macfarland was Director - Marketing and Sales of Roller Bearing Company of America. Mr. Macfarland holds an MBA from Case Western Reserve University and a BSME degree from Worcester Polytechnic Institute.

         Mr. Petersen joined the Company as Vice President/General Manager Electronics Business of the Company in February of 2001. From 1996 to 2001 Mr. Petersen was President/CEO of the US Global Business Unit of Danfoss headquartered in Denmark. Prior to that, he successfully ran his own business for 8 years. He has an international background with a BSEE from Technical University of Aarhus and an MBA from Denmark Technical University. He has 32 years of North American and International management experience from within the electronics and avionics industries. He also holds a CIM degree from York University in Toronto, Canada.

         Mr. Tatarczuch has been Vice President-Finance of the Company and TBWI since September 1999. From 1991 to 1999 he was Division Controller at a major autonomous subsidiary of Ingersoll Rand Company. Mr. Tatarczuch holds a BS degree from Southern Illinois University.

         Mr. Iversen has been President of T.B. Wood's Canada Ltd., a subsidiary of the Company, ("TBWC") since April 1998. Mr. Iversen served as Executive Vice President, Marketing of the Company from its formulation until March 1998, and of TBWI from January 1992 to March 1998, and was responsible for sales and marketing. Mr. Iversen holds a BIE from Georgia Institute of Technology.

         Mr. Coder has been Vice President, Sales of the Company since its formation, and of TBWI since October 1991. Mr. Coder holds a BS degree from Shippensburg University.

          Mr. Williams has been Vice President, Global Electronic Operations since January 2002. Prior to that he served as Vice President, Supply Chain Management of the Company and TBWI since September 2000. Mr. Williams also served as Vice President, Electronic Operations and Logistics of the Company from its formation, and TBWI from 1998 to 2000, and Vice President, Marketing - Mechanical Products of the Company from its formation, and TBWI from 1994 to 1998. Mr. Williams joined TBWI in September 1993 as Program Manager and assumed responsibility for installation of the new Management Information System. Mr. Williams holds a BS degree from Indiana University.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Common Stock of the Company as of February 17, 2002 by (i) each of the Company's directors and the Company's Chairman, President and each of the Company's next four most highly paid executive officers (the "Named Officers"),
(ii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and (iii) all of the Company's directors and executive officers as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise listed below, the address of each person is c/o the Company, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.


                                                                    Number of
                                                                   Common Stock       Percent
                  Name and Address                                  Shares (1)        of Class (2)
                  ----------------                                  ----------        ------------
FMR Corp., Edward C. Johnson 3rd, Abigail P. Johnson,                  679,500(3)        11.95%
  Fidelity Management & Research Company, and
  Fidelity Low Priced Stock Fund
    82 Devonshire Street
    Boston, MA  02109



                                       6

Wellington Management Company, LLP                                     537,000(4)         9.45%
     75 State Street
     Boston, MA  02109

State of Wisconsin Investment Board                                    421,300(5)         7.41%
     P. O. Box 7842
     Madison, WI  53707

FleetBoston Financial Corporation                                      308,713(6)         5.43%
     100 Federal Street
     Boston, MA  02110

Thomas C. Foley                                                      2,271,570(7)        39.95%
Chairman of the Board and Director

Michael L. Hurt                                                        184,287            3.24%
President and Director

James R. Swenson                                                         6,000               *
Director

Frank D. Osborn                                                         10,000               *
Director

Rick Lazio                                                                   0               *
Director

Willard C. Macfarland, Jr.                                              22,629               *
Vice President/General Manager - Mechanical Business

Preben H. Petersen                                                      51,500               *
Vice President/General Manager - Electronics Business

Thomas F. Tatarczuch                                                    94,521            1.66%
Vice President-Finance

Michael H. Iversen                                                      49,659               *
President T. B. Wood's Canada Ltd.

All executive officers and directors as a group (11 persons)         2,742,674           48.24%

---------------------

(1) Includes options exercisable within sixty days of February 17, 2002 for the following number of shares:

         Thomas C. Foley                                             62,850
         Michael L. Hurt                                            137,500
         James R. Swenson                                             6,000
         Frank D. Osborn                                                  0
         Rick Lazio                                                       0
         Willard C. Macfarland, Jr.                                  20,000
         Preben H. Petersen                                          51,500
         Thomas F. Tatarczuch                                        94,000
         Michael H. Iversen                                          22,500
         All executive officers and directors as a group            440,000

(2)  * Indicates less than one percent of class.

(3)  Information concerning the shares beneficially owned by FMR Corp., Edward
     C. Johnson, 3rd, Abigail P. Johnson, Fidelity Management and Research Company, and Fidelity Low Priced Stock Fund was obtained from a Schedule 13G/A filed as of February 14, 2003. The filing indicates that Fidelity Low Priced Stock Fund is the beneficial owner of 417,200 shares of the Company's Common Stock. Each of Edward C. Johnson, 3rd, and Abigail P. Johnson through their control of FMR Corp., and FMR Corp.'s control of Fidelity Management & Research Company which acts as an investment adviser to various mutual funds offered by FMR Corp and subsidiaries, have sole power to dispose of the 679,000 shares of Common Stock owned by the mutual funds. Neither Edward C. Johnson, 3rd, Abigail P. Johnson nor FMR Corp. have the sole power to vote or direct the voting of the Company's Common Stock owned directly by the mutual funds. Edward C. Johnson, 3rd owns approximately 12.0% of the aggregate outstanding voting stock of FMR Corp., and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of FMR Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) Information concerning the shares beneficially owned by Wellington Management Company, LLP ("Wellington") was obtained from Schedule 13G filed as of February 14, 2003. The filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 537,000 shares of the Common Stock. Wellington reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 457,000 shares of the Common Stock and shared dispositive power with respect to 537,000 shares of the Common Stock.

(5) Information concerning the shares beneficially owned by State of Wisconsin Investment Board was obtained from a Schedule 13G filed as of February 14, 2003. The State of Wisconsin Investment Board beneficially owns 421,300 shares of the Company's Common Stock as a result of acting as a government agency that manages public pension funds subject to provisions comparable to ERISA. The State of Wisconsin Investment Board has sole power to dispose of the 421,300 shares of Common Stock owned by the funds. The State of Wisconsin Investment Board has the sole power to vote or direct the voting of the 421,300 shares of the Company's Common Stock owned by the funds.

(6) Information concerning the shares beneficially owned by FleetBoston Financial Corporation was obtained from a Schedule 13G filed as of February 14, 2003. The filing indicates that in its capacity as investment adviser, FleetBoston may be deemed to beneficially own 308,713 shares of the Common Stock. FleetBoston reports that it has sole power to vote or to direct the vote of 213,880 shares and sole power to dispose or to direct the disposition of 308,713 shares of common stock. FleetBoston reports that it has no shared voting power or shared dispositive power for any shares of Common Stock.

(7) Includes 87,300 shares of Common Stock donated by Mr. Foley to the Foley Family Foundation, a charitable trust he controls.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the last three completed fiscal years by the Named Officers.

Summary Compensation Table

                                                                                     Long Term
                                                                                   Compensation/
                                                              Annual                  Awards/
                                                           Compensation              Securities
                                       Fiscal         ----------------------        Underlying            All Other
Name and Principal Position             Year          Salary           Bonus        Options (1)          Compensation
---------------------------             ----          ------           -----         -----------          ------------
Thomas C. Foley                         2002          $332,800        $      0                              $  60,754(2)
Chairman                                2001           318,402               0            9,900                55,809(2)
                                        2000           318,750         150,000           18,750                47,118(2)

Michael L. Hurt                         2002          $306,800        $      0                              $ 104,006(3)
President                               2001           293,526               0           37,500               98,954(3)
                                        2000           293,750         150,000           37,500               89,339(3)

Willard C. Macfarland, Jr.              2002          $135,000        $      0                              $       0(4)
Vice President/General Mgr              2001           123,072               0            6,000                     0(4)
Mechanical Business                     2000           117,000          20,000            4,500                     0(4)

Preben H. Petersen                      2002          $183,500        $      0                              $       0(5)
Vice President/General Mgr              2001           143,628          17,000           75,000                50,676(5)
Electronics Operations

Thomas F. Tatarczuch                    2002          $143,500        $      0                              $  23,457(6)
Vice President, Finance                 2001           132,598               0           12,000                29,127(6)
                                        2000           132,000          45,000           82,500                 8,709(6)

Michael L. Iversen                      2002          $127,200        $      0                              $  79,103(7)
President, T. B. Wood's                 2001           125,067               0            6,000                97,766(7)
Canada Ltd.                             2000           130,360          20,000            6,000                56,878(7)


(1)  No stock appreciation rights or restricted stock awards were granted.

(2)  Includes $46,138 in 2000, $52,067 in 2001, and $58,601 in 2002 pursuant to the TB Wood's Corporation Supplemental Executive Retirement Plan ("SERP").

(3)  Includes $57,157 in 2000, $64,503 in 2001, and $72,597in 2002 pursuant to the SERP.

(4) All other compensation paid to Mr. Macfarland was less than 10% of cash compensation

(5) Includes $20,000 in 2001 as a sign-on bonus, and $22,833 in 2001 for moving allowance.

(6)  Includes $5,073 in 2000, $20,294 in 2001 and $20,294 in 2002 pursuant to a retirement annuity.

(7)  Includes $30,422 in 2000, $34,332 in 2001 and $61,225 in 2002 pursuant to the SERP, and $38,345 in moving allowance in 2001.

Option Grants in 2002

         The following table sets forth information concerning grants of stock options during fiscal year 2002, under the 1996 Stock-Based Incentive Compensation Plan, to each of the Named Officers and the potential realizable value of such options at assumed annual rates of stock price appreciation for the option terms.

                              Option Grants in 2002
                                Individual Grants


                                 Number of      Percent of                              Potential Realizable Value at
                                Securities    Total Options    Exercise                 Assumed Annual Rates of Stock
                                Underlying      Granted to     Or Base                 Price Appreciation for Option
                                  Options     Employees in     Price      Expir.                  Term (1)
Name                            Granted (#)    Fiscal Year     ($/SH)      Date            5% ($)             10% ($)
----                            -----------    -----------     ------      ----            ------             -------

Thomas C. Foley                    6,250           4.29%       $8.50      1/31/12         $33,413         $    84,675
                                  12,500           8.58%       12.75      1/31/07          44,038              97,313

Michael L. Hurt                   12,500           8.58%        8.50      1/31/12          66,825             169,350
                                  25,000          17.16%       12.75      1/31/07          88,075             194,625

Willard C. Macfarland, Jr.         3,000           2.06%        8.50      1/31/12          16,038              40,644
                                   6,000           4.12%       12.75      1/31/07          21,138              46,710

Preben H. Petersen                 1,500           1.03%        8.50      1/31/12           8,019              20,322
                                   3,000           2.06%       12.75      1/31/07          10,569              23,355

Thomas F. Tatarczuch               4,000           2.75%        8.50      1/31/12          21,384              54,192
                                   8,000           5.49%       12.75      1/31/07          28,184              62,280

Michael H. Iversen                 2,000           1.37%        8.50      1/31/12          10,692              27,096
                                   4,000           2.75%       12.75      1/31/07          14,092              31,140

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

On January 31, 2003, 48,350 options with an option price of $6.21 per share and 96,700 options with an option price of $9.32 per share were granted to named officers and other employees. The options vest evenly over a three-year period from the grant date. The options may be exercised as they vest.


Option Exercises in 2002

         The table which follows sets forth information concerning exercises of stock options during fiscal year 2002 by each of the Named Officers and the value of each such officer's unexercised options as of December 27, 2002 based on a closing stock price of $6.45 per share of the Company's Common Stock on such date:

                 Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values(1)


                                                                   Number of Securities          Value of Unexercised
                                    Shares                        Underlying Unexercised         In-the-Money Options
                                   Acquired                     Options at Fiscal Year End        at Fiscal Year End
                                      On             Value       (12/27/02) (Exercisable/      (12/27/02) Exercisable/
                                   Exercise         Realized          Unexercisable)                Unexercisable)
Name                                 (#)            ($)                    (#)                           ($)
----                               -------          --------     -------------------------     -----------------------

Thomas C. Foley                        0              0               59,550/31,600                      0/0

Michael L. Hurt                        0              0               125,000/75,000                     0/0

Willard C. Macfarland, Jr.             0              0               17,500/14,500                      0/0

Preben H. Petersen                     0              0               25,000/54,500                      0/0

Thomas F. Tatarczuch                   0              0               59,000/47,500                      0/0

Michael H. Iversen                     0              0               20,500/12,000                      0/0


(1) The Company has not granted any stock appreciation rights.


Supplemental Executive Retirement Plan

         Effective January 1, 1998, the Company adopted the Supplemental Executive Retirement Plan (the "SERP"), which is designed to offer additional retirement benefits to a select group of executive employees. Coverage under the Plan is limited to executives who have completed five years of service with the Company and whose benefits under the Retirement Savings and Investment Plan are limited because of restrictions imposed by the Internal Revenue Code on the amount of benefits that may be contributed on behalf of executive employees under that type of a tax-qualified plan.

         Each year on December 31, the Company credits a participant's account with an additional retirement contribution plus any earnings on contributions for prior years. The contributions are made using a "target benefit formula" which is intended to insure (but does not guarantee) that the value of a participant's account, at age 65, will equal the value of a single life annuity for 50% of the participant's final average earnings with the Company less the following amounts: (1) benefits under our tax-qualified retirement plan, (2) the participant's social security benefits and (3) a portion of any amount received by a participant from certain split-dollar life insurance policies that have been purchased for such participants.

         A participant is 25% vested in his or her account in the first year of participation in the Plan and vests ratably over a subsequent ten-year period based on continued employment with the Company. A participant is entitled to a distribution of the vested portion of his or her account after the earliest to occur of the following: (1) the participant's termination of employment (other than for Cause, as defined in the Plan), (2) the participant's death, (3) the participant's disability, (4) a Change of Control (as defined in the Plan) or
(5) termination of the Plan.

Executive Employment Contract

         The following sets forth a description of the executive employment contract for Mr. Hurt.

         Mr. Hurt's employment contract was effective on February 5, 2003 and provides that he will continue to serve as President or other senior executive officer until December 31, 2003. The contract sets Mr. Hurt's annual salary at $306,800 which will be adjusted annually by the Board. He is entitled to participate in all employee benefit plans or programs that are made available to our other executive employees.

         If Mr. Hurt voluntarily terminates his employment with the Company without "good reason" or the Company terminates his employment "for cause" as defined in his employment agreement, Mr. Hurt will not be entitled to any payments or benefits beyond his last day of employment. If Mr. Hurt terminates his employment with the Company for good reason or he is terminated following a change of control, the Company will pay him $350,000 per year for the two-year period following his termination. Finally, if the Company terminates Mr. Hurt's employment because the Company no longer needs his services, the Company has agreed to continue his then-current compensation for a period of twenty-four months, provided that Mr. Hurt refrains from competing with the Company during that period. Mr. Hurt's contract also provides that Mr. Hurt is subject to nonsolicitation and confidentiality restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires that the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's Common Stock file reports about their beneficial ownership of the Company's Common Stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished, all the directors and officers of the Company filed reports as required by Section 16(a) of the Exchange Act with respect to the fiscal year 2002 on a timely basis except as described below.

         The Company has been informed that its officers did not include in previously filed reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 shares of common stock owned by them but which were acquired with matching contributions from the Company pursuant to the Company's Retirement and Investment Plan (401(k)) retirement plan), and purchases under the Company's Employee Stock Purchase Plan. The Company has been informed that all officers filed amended reports which include these shares.

REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

                  Executive Compensation Program. The Company's executive compensation program is designed to attract and retain highly qualified executives and to motivate them to contribute to the Company's goals and objectives and its overall financial success. The Board believes that executives should have a greater portion of their compensation at risk than other employees, and that compensation should be tied directly to the performance of the business. Compensation for the Company's executives consists of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company's performance and on the individual's contribution and performance.

                  Salary: The Compensation Committee reviews the salary of each executive officer in relation to previous salaries, personal performance, and salaries of executive officers in the industry and general economic conditions. The salaries are set at levels intended to motivate and retain highly qualified executives whom the Board believes are important to the continued success of the Company.

                  Bonuses. The Company's annual incentive payments to executive officers are intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company's financial success. During 2002 an executive officer could earn bonus compensation based in part upon achievement by the Company of certain financial performance objectives and in part by achievement of individual operating objectives designed to enhance future performance by the Company. For 2002 no bonuses were paid.

                  Incentive Stock Options. The Company grants stock options to provide long-term incentives for the executive officers. The option grants under the 1996 Stock Based Incentive Compensation Plan are designed to better align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer's level of responsibility, relative position within the Company, and is approved by the Board of Directors.

         2002 Compensation of Chairman and President

                  Chairman

                  The Compensation Committee determined the 2002 compensation for Mr. Foley in accordance with the guidelines described above. Mr. Foley's base salary remained unchanged in 2002 from the prior year at $332,800 (although during 2001 he voluntarily agreed to a base salary reduction to $318,402) based upon an evaluation of the Company's financial performance.

                  President

                  The Compensation Committee determined the 2002 compensation for Mr. Hurt in accordance with the guidelines described above. Mr. Hurt's base salary remained unchanged in 2002 from the prior year at $306,800 (although during 2001 he voluntarily agreed to a base salary reduction to $293,526) based upon an evaluation of the Company's financial performance.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers during 2002 is fully deductible in accordance with this limit.

         The members of the Compensation Committee of the Company respectfully submit this report.

                                                COMPENSATION COMMITTEE
                                                Frank D. Osborn, Chairman
                                                James R. Swenson
                                                Rick Lazio


REPORT OF THE AUDIT COMMITTEE

         The Audit Committee ("Committee") oversees the Company's financial reporting process on behalf of the Board of Directors, and is composed of three independent Directors who are not officers and employees of the Company. The Committee met eight times in fiscal 2002, and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with the independent auditors. The Committee has also discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence. The Committee reviews and approves any non-auditing services to be provided by Grant Thornton LLP prior to the firm being retained to perform such services.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

         We are not employees of the Company and we are not accountants or auditors by profession. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent".

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 27, 2002 for filing with the Securities and Exchange Commission.

                                              AUDIT COMMITTEE
                                              James R. Swenson, Chairman
                                              Rick Lazio
                                              Frank D. Osborn

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock over the past four years with the cumulative total return on shares of companies comprising the Russell 2000 index and a special Peer Group index.

                               [GRAPHIC OMITTED]

              12/31/98      12/31/99      12/31/00      12/31/01      12/31/02
              --------      --------      --------      --------      --------
TB Wood's        108           82            75            75           75
Russell 2000     132          155           151           152          120
Peer Group       124           95           108           118          112



         No published industry index accurately mirrors the Company's business. Accordingly, the Company has created a special peer group index ("Peer Group") of companies operating in the power transmission or mechanical manufacturing industries. The Peer Group includes the following: Baldor Electric Company; MagneTek, Inc.; and Regal-Beloit Corporation.


VOTING

         The holders of at least a majority of the outstanding shares of Common Stock must be present in person or by proxy to constitute a quorum. When a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares represented at the Annual Meeting or any adjournment thereof which actually vote is required to elect directors. The Affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by (i) proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, (ii) proxies which are marked to deny discretionary authority on other matters, and (iii) broker non-votes will be counted for the purpose of determining the number of shares represented at the meeting but will not be counted as voting.

STOCKHOLDER PROPOSALS

         Any proposal which a qualified stockholder of the Company wishes to include in the Company's Proxy Statement and proxy for the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the front page of this proxy statement no later than November 14, 2003 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. To be a qualified stockholder, a stockholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. Any stockholder proposal submitted to the Company for inclusion in the Company's Proxy Statement for the 2004 Annual Meeting of Stockholders after January 29, 2004 is considered untimely. In addition, any stockholder intending to present a proposal for consideration at the 2004 Annual Meeting of Stockholders must comply with certain provisions of the Company's Certificate of Incorporation and Bylaws.

ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDUING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

OTHER MATTERS

         The Board knows of no other matters to be presented for stockholder action at the Annual Meeting, however, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Thomas F. Tatarczuch
                                        ----------------------------------------
                                        Thomas F. Tatarczuch
                                        Secretary